UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

SL Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114,

Mount Laurel, New Jersey 08054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (856) 727-1500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 18, 2015, SL Industries, Inc. (the “Company”) issued a press release confirming the receipt of a preliminary non-binding acquisition proposal from Handy & Harman Ltd. The Company’s Board of Directors has established a Special Committee of the Board comprised of independent directors, which has been authorized, among other things, to evaluate the proposal. The Special Committee will review and consider this proposal carefully in due course, consistent with its fiduciary duties to act in the best interest of stockholders.

The information contained herein, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any future filings by the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release dated June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 19, 2015	SL Industries, Inc.

	By:	/s/ Louis J. Belardi
		Name:	Louis J. Belardi
		Title:	Chief Financial Officer